SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  June 21, 2011

 ZAGG Incorporated
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 3.02	Unregistered Sales of Equity Securities

Acquisition of Capital Stock of ReminderBand, Inc.; Securities Purchase Agreement; Financing Agreement

On June 21, 2011, Zagg Incorporated, a Nevada corporation (the “Company” or “ZAGG”), entered into a Stock Purchase Agreement (the “SPA”) with ReminderBand, Inc., a Utah corporation doing business as iFrogz™ (“iFrogz”), and the shareholders of iFrogz (the “Shareholders,” and collectively with iFrogz, the “iFrogz Parties”).  The cash portion of the Purchase Price for the iFrogz Shares, as well as certain transaction fees and expenses, will be financed through a financing agreement (the “Financing Agreement”).

iFrogz, which began operations in 2006, develops innovative accessories for the iPhone, iPad, iPod, and other consumer electronics. iFrogz iPod protective cases and accessories utilize unique designs and innovations, allowing consumers to individualize the look of their iPhone, iPad, or iPod, while receiving quality protection.  iFrogz products are distributed globally, online, and at various retailers.  iFrogz is based in Logan, Utah and has offices in France and China.  Following the closing, iFrogz will operate as a wholly owned subsidiary of the Company, and will continue to be led by its current officers.

An overview and summary of the SPA and the Financing Agreement, together with other agreements entered into in connection with the SPA and Financing Agreement, follows.  The summaries of the terms and conditions of the SPA and Financing Agreement and the other agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto.

SPA

In connection with the SPA, the Company acquired 100% of the outstanding shares of iFrogz (the “iFrogz Shares”) for consideration (the “Purchase Price”) consisting of an aggregate of Fifty Million Dollars ($50,000,000), subject to adjustment on terms set forth in the SPA, and a total of Four Million Four Hundred Forty-four Thousand Four Hundred Forty-four (4,444,444) shares of the Company’s restricted common stock, par value $0.001 per share (the “Acquisition Shares”), and assumed approximately $5.0 million of outstanding indebtedness of iFrogz.

The Acquisition Shares were issued in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended , and rules and regulations promulgated thereunder.

Financing Agreement

The parties to the Financing Agreement are the Company and iFrogz (each a "Borrower" and collectively, the "Borrowers"), ZAGG Intellectual Property Holding Co., Inc. and ZAGG Retail, Inc., and Ableco Finance LLC, A5 Funding L.P., Corepoint Capital Finance LLC (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("CBF"), as collateral agent for the Lenders (the "Collateral Agent"), and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

Pursuant to the Financing Agreement, the Lenders agreed to extend credit to the Borrowers consisting of (a) a term loan (the “Term Loan”) in the aggregate principal amount of $45,000,000 and (b) a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount not to exceed $45,000,000 at any time outstanding, which will include a subfacility for the issuance of letters of credit (the “Letters of Credit”).  The Parties to the Financing Agreement agreed that the proceeds of the Term Loan and the loans made under the Revolving Credit Facility (each a “Revolving Loan”) will be used to (i) refinance existing indebtedness of the Borrowers, (ii) finance a portion of the Purchase Price for the iFrogz Shares, (iii) for general working capital purposes of the Borrowers, and (iv) to pay fees and expenses related to the Transactions (as hereinafter defined).  The Letters of Credit will be used for general working capital purposes.  The Lenders agreed to severally, and not jointly, extend such credit to the Borrowers subject to the terms and conditions set forth in the Financing Agreement.

Pursuant to the Financing Agreement, the Term Loan and each Revolving Loan can be either a Reference Rate Loan or a Eurodollar Rate Loan, as determined by the Company.  Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate (as defined below) plus the Applicable Margin (as defined below).  Each portion of the Term Loan that is an Eurodollar Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Eurodollar Rate (as defined below) for the Interest Period (as defined below) in effect for the Term Loan (or such portion thereof) plus the Applicable Margin.  Additionally, each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin.  Each Revolving Loan that is a Eurodollar Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

Pursuant to the Financing Agreement, the term “Reference Rate” means the greatest of (a) 2.75% per annum, (b) the Federal Funds Effective Rate plus 0.50% per annum, (c) the Eurodollar Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate (it being understood and agreed that (i) the reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers and (ii) each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective).

The term “Applicable Margin” means as of any date of determination, with respect to the interest rate of a Loan or any portion thereof, (i) 4.00%, for a Reference Rate Loan and (ii) 5.00%, for a Eurodollar Rate Loan.

The term “Eurodollar Rate” means the rate calculated pursuant to the following formula:

Average of London interbank offered rates quoted by Bloomberg
Eurodollar Rate =	or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - Eurodollar Rate Reserve Percentage

The term “Eurodollar Rate Reserve Percentage” means the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding

Finally, the term “Interest Period” means as to any Eurodollar Rate Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, an Eurodollar Rate Loan and ending on the date one, two or three months thereafter, as selected by the Company, subject to certain conditions set forth in the Financing Agreement.

In its initial notice of borrowing submitted to the Lenders, the Company elected the Eurodollar Rate for a one-month Interest Period (defined below).

The Term Loan is a five-year loan, and the commitment to provide the Revolving Loans is for three years from the date of execution of the Financing Agreement.

The Borrowers may prepay the principal of the Term Loan and any Revolving Loan at any time and from time to time in whole or in part subject to payment of the Applicable Prepayment Premium.  The Applicable Prepayment Penalty means, as of any date of determination, (1) an amount equal to, in all instances other than a reduction or prepayment in connection with (x) internally generated cash, (y) the disposition of the majority of the equity interests of the Company or (z) an equity issuance by the Company, (a) during the period of time from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date, an amount equal to 2.00% times the sum of (i) the amount of the reduction of the total Revolving Loan credit commitment on such date plus (ii) the principal amount of any prepayment of the Term Loan on such date, (b) during the period of time after the date that is the first anniversary of the Effective Date up to and including the date that is the second anniversary of the Effective Date, an amount equal to 1.00% times the sum of (i) the amount of the reduction of the total Revolving Loan credit commitment on such date plus (ii) the principal amount of any prepayment of the Term Loan on such date, and (c) thereafter, zero and (2) an amount equal to, in the case of a reduction or prepayment in connection with an equity issuance by the Company, (a) during the period of time from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date, an amount equal to 1.00% times the sum of (i) the amount of the reduction of the total Revolving Loan credit commitment on such date plus (ii) the principal amount of any prepayment of the Term Loan on such date, and (b) thereafter, zero.

In other words, if the company prepays the Term Loan from internally generated cash flow, there is no prepayment penalty.  If the prepayment is financed either through incurring additional debt or through an equity capital raising transaction, the prepayment penalties are as set forth above.

Pursuant to the Financing Agreement, events of default (each, an “Event of Default”) include, but are not limited to:

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any Borrower failing to pay any principal of or interest on any Loan or other amount payable under the Financing Agreement when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

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any representation or warranty made or deemed made by or on behalf of any Borrower or by any officer of the foregoing under or in connection with the Financing Agreement or under or in connection with any report, certificate or other document delivered to any Lender pursuant to the Financing Agreement, which representation or warranty is subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made;

-	any Loan Party shall fail to perform or comply with any covenant or agreement contained in certain listed sections of the Financing Agreement;

-
any Borrower or any of its Subsidiaries shall fail to pay any of its indebtedness (excluding indebtedness evidenced by the Financing Agreement) in excess of $250,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness;

-
any Borrower or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above;

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any security agreement, any mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

-
any Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any governmental authority from conducting all or any material part of its business for more than fifteen (15) days;

-	a Change of Control shall have occurred; or

-	an event or development occurs which could reasonably be expected to have a material adverse effect, as defined in the Financing Agreement.

Upon the occurrence of any Event of Default listed in the Financing Agreement, then, and in any such event, the Collateral Agent may, and shall at the request of the Lenders, by notice to the Company, (i) terminate or reduce all commitments under the Financing Agreement, whereupon all such commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under the Financing Agreement and the other loan documents shall become due and payable immediately, together with the payment of the applicable prepayment premium (if any) with respect to the commitments so terminated and the loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower and (iii) exercise any and all of its other rights and remedies under applicable law, under the Financing Agreement, and under the other loan documents.

As noted above, the foregoing summaries of the terms and conditions of the SPA and the Financing Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto.

Item 7.01                      Regulation FD Disclosure

During a conference call (the “Conference Call”) held by the Company on June 21, 2011, the following information relating to the acquisition (which includes certain forward-looking statements, as discussed in more detail below) was disclosed:

-           iFrogz is one of the fastest growing companies in the Company’s market sector, with a line of fun, youth-oriented products at affordable prices that can be found on shelves in leading retailers.  iFrogz products are highly complementary to ZAGG, and management anticipates that the acquisition will put the Company meaningfully into two fast growing, attractive categories where previously the Company has had limited presence – cases and headphones. Most of iFrogz’s revenues have come from sales of mobile phone cases, but recently, iFrogz has seen rapid growth in its line of audio accessories, and now anticipates audio accessories to account for approximately 60% of total revenue during 2011.

-           In evaluating this acquisition, the Company identified four key components:

1.           Immediate scale: By acquiring iFrogz, the Company has diversified and expanded its product line with two new fast growing categories, which complement ZAGG’s core product offerings of shields and keyboard cases.  Management has found that most people buying an invisibleSHIELD also buy a case.  Accordingly, management believes that the Company can capture the opportunity to sell cases to its invisibleSHIELD customers. With the iFrogz audio line, the Company should be able to tap the youth market where it had virtually no presence before.  On the retail front, iFrogz provides the Company a major presence in Wal-Mart and AT&T under the iFrogz™ and EarPollution™ brands.  iFrogz has a very strong relationship with these leading retailers.  In May of this year, IFrogz received the “Vendor of the Quarter” award from one of its major vendors.

2.           Branded portfolio: Brand strength is important to ZAGG, and iFrogz has rapidly built a branded portfolio of quality, value-priced products, including a line of fashionable cases, fun headphones and stylish earbuds that carry brand recognition amongst lifestyle mobile device consumers. iFrogz brands appeal to young consumers that interact with digital devices for gaming, music and videos, and are looking to make a personalized statement with their device. These brands are highly differentiated from, but yet complimentary to the ZAGG brands. The acquisition expands the Company’s demographic, expands its brand portfolio and opens the door to new retailers for ZAGG-branded products.

3.           Complementary products, channels and demographics: Management believes that the two companies not only have complementary products, channels and demographics, but also have opportunities to leverage their considerable skills and strengths. Both companies bring unique value to the combination, and down the road management believes that the Company will be able to improve the operational and distribution capabilities.  As a result of the acquisition, ZAGG has access to greater resources for manufacturing, marketing and sales.  Management believes that iFrogz’s CEO, Scott Huskinson, is an extremely strong operator with particular expertise in product development, manufacturing, supply chain management and brand development.  The combined companies should be able to expand their capabilities for design and development of new accessories.

4.           Immediately accretive: Management believes that the acquisition will be immediately accretive.

-	After giving effect for the transaction, management anticipates that the acquisition debt will represent less than two times the combined businesses’ trailing twelve month EBITDA.

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Proforma financial information for the transaction: iFrogz shareholders will own approximately 15% of the Company’s outstanding shares.  As part of the transaction, the iFrogz shareholders have agreed to a staggered twelve month lockup on the shares.  In addition, $5.0 million, or 10% of the cash proceeds will be held in escrow for eighteen months.

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Financial information for iFrogz: During the three years ended December 31, 2010, iFrogz’s net revenues totaled $6.2 million for 2008, $25.6 million for 2009 and $40.9 million for 2010, respectively, representing annual year-over-year growth rates of 313% and 60%.  With outsourced manufacturing and a lean operating structure, iFrogz has been able to generate gross margins in excess of 50%.  In 2009 and 2010, iFrogz generated operating margins of over 20%.

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As of the date of the Conference Call, the Company was not prepared to issue full financial guidance for the impact of the transaction.  The Company did, however, disclose certain of its expectations, which constitute forward-looking statements: for 2011, iFrogz is projected to generate over $60 million of net revenue with operating margins at or above ZAGG’s existing margins.  From an earnings per share standpoint, management expects the transaction to be immediately accretive to earnings per share.

As noted, all statements, other than statements of historical fact included in this report, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this document address a variety of subjects including, for example, the expected 2011 revenue of iFrogz and the potential benefits of the acquisition. In addition to the risks and uncertainties noted in this document, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made.  These include:  the ability to achieve business plans, including with respect to iFrogz’s more value-conscious consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; successfully managing and integrating iFrogz; the ability to manage and maintain key customer relationships; the ability to maintain key manufacturing and supply sources (including off-shore supplier and plant manufacturing sources); the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas; the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company’s acquisition of iFrogz) and certain commodity cost exposures; the ability to stay close to consumers of mobile devices in an era of increased media fragmentation; the ability to stay on the leading edge of innovation; and the ability to successfully manage regulatory, tax and legal matters (including patent, and other intellectual property matters).  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s most recent 10-K, 10-Q and 8-K reports.

Item 9.01       Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The financial statements required by this item will be filed in an amendment to this Current Report within the time limits set forth in the rules of the Commission.

(b)           Pro Forma Financial Information

Pro Forma financial information required by this item will be filed in an amendment to this Current Report within the time limits set forth in the rules of the Commission.

(d)           Exhibits.

99.1	Stock Purchase Agreement, dated June 21, 2011

99.2	Financing Agreement, dated as of June 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

Date: June 22, 2011	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer